Exhibit 99.1
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Press Release

Source:  Weststar Financial Services Corporation
Asheville, North Carolina
August 20, 2003



                 WESTSTAR FINANCIAL SERVICES CORPORATION (WFSC)
                       DECLARES 20 PERCENT STOCK DIVIDEND


Directors of Weststar Financial Services Corporation (OTC:BB "WFSC") have declared a 20% stock dividend, effected in the form of a 6-for-5 split of the Company's common stock. The stock dividend is payable on September 30, 2003 to shareholders of record on September 19, 2003.

"We are pleased to declare our third stock dividend in recognition of our shareholder support. Weststar shares closed at $11.85 on August 19, 2003", stated G. Gordon Greenwood, President and Chief Executive Officer.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville, which operates three full-service offices in Asheville, Candler and Leicester. A fourth office will open in south Asheville during the fourth quarter of this year. The Corporation has 800 shareholders with 957,539 shares of common stock currently outstanding.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For Further Information, please contact: Randall C. Hall
                                         Executive Vice President and
                                         Chief Financial Officer
                                         Phone (828) 232-2904
                                         email rhall@bankofasheville.com
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